Exhibit 99.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Boston Acoustics, Inc. (the “Company”) on Form 10-Q for the period ended December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	s/ Debra A. Ricker-Rosato
Debra A. Ricker-Rosato
Vice President—Finance
(Principal Financial Officer)
February 10, 2003